Exhibit 3.143

CERTIFICATE OF FORMATION

OF

A Limited Liability Company

FIRST:	The name of the limited liability company is: Brandywine Trenton Urban Renewal, L.L.C.

SECOND:	Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

IN WITNESS WHEREOF, the undersigned, being the individual forming the Company, has executed, signed and acknowledged this Certificate of Formation this 6th day of March, 1998.

Marcell G. Pace
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:50 PM 03/06/1998 981087999 - 2868279

CERTIFICATE OF AMENDMENT

OF

BRANDYWINE TRENTON URBAN RENEWAL L.L.C.

1.	The name of the limited liability company is Brandywine Trenton Urban Renewal, L.L.C.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: See Exhibit A Attached hereto.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Brandywine Trenton Urban Renewal, L.L.C. this Twenty-Fourth day of March, 1999.

Brad A. Molotsky, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:50 PM 03/24/1999 991115574 - 2868279

BR ANDYWINE TRENTON URBAN RENEWAL L.L.C.

EXHIBIT A

For the purposes hereof,

"Loan Agreement" means that certain Loan Agreement to be entered into between Brandywine Trenton Urban Renewal, L.L.C., Brandywine Berwyn SPE, L.P. and Merrill Lynch Mortgage Capital Inc.

"Debt" means the outstanding principal of the Loan and the Subordinate Loan (each as defined in the Loan Agreement) together with all interest accrued and unpaid thereon and all other sums (including Prepayment Consideration (as defined in the Loan Agreement)) due to Lender or the Subordinate Lender (each as defined in the Loan Agreement) under the Loan Agreement.

Until such time as the Debt has been repaid, the company shall:

(i) not engage in any business or activity other than (a) owning, holding, selling, leasing, transferring, exchanging, operating and managing the Properties (as defined in the Loan Agreement") owned by the company (collectively, the "Trenton Properties") and (b) transacting any and all lawful business for which a limited liability company may be organized under Delaware law that is incident, necessary and appropriate to accomplish the foregoing;

(ii) not acquire or own any material assets other than the Trenton Properties and such incidental personal property as may be necessary for the operation of the Trenton Properties;

(iii) not merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

(iv) observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, and qualification to do business in the state where the property subject to the Debt is located, if applicable, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of this Certificate of Organization;

(v) not own any subsidiary or make any investment in, any person or entity without the consent of Lender,

          (vi)      not commingle its assets with the assets of any of its affiliates, members or of any other person or entity, participate in a cash management system with any other entity or person or fail to use its own separate stationary, invoices and checks;

          (vii)      other than the Debt, not incur any debt secured or unsecured, direct or contingent (including guaranteeing any obligations):

(viii) not become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

(ix) maintain its records, books of account and bank accounts separate and apart from those of the members and affiliates, and any other person or entity;

(x) not enter into any contract or agreement with any member or affiliate of the company except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member affiliate of the company, or any member, general partner principal or affiliate thereof;

(xi) not seek the dissolution or winding up in whole, or in part, of the company;

(xii) correct any known misunderstandings regarding the separate identity of the company, member or affiliate thereof;

(xiii) not guarantee or become obligated for the debts of any other entity or person or hold itself out to be responsible for the debts of another person;

(xiv) not make any loans or advance to any third party, including any member or affiliate of the company, or any member, general partner, principal or affiliate thereof, and shall not acquire obligations or securities of any member or affiliate of the company, or any member, general partner, or affiliate thereof;

(xv) file its own tax returns;

(xvi) hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that the company is responsible for the debts of any third party (including any member or affiliate of the company, or any member, general partner, principal or affiliate thereof);

(xvii) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (xviii)      not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors:

          (xiv)      not share any common logo with or hold itself out as or be considered as a department or division of (i) my member or affiliate of the company, or any affiliate, general partner, principal or member thereof or (ii) any other person or entity;

(xv) allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

          (xvi)      not pledge its assets for the benefit of any other person or entity;

(xvii) maintain a sufficient number of employees in light of its contemplated business operations; or

(xviii) not violate or cause to be violated the assumptions to be made with respect to the company in that certain substantive non-consolidation opinion letter delivered by the company's counsel in connection with the Debt and any subsequent non-consolidation opinion delivered in accordance with the terms and conditions of the Loan Agreement.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:25 PM 03/06/2000 001111735 - 2868279

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF FORMATION OF
BRANDYWINE TRENTON URBAN RENEWAL, L.L.C.

This Certificate of Amendment to Certificate of Formation of Brandywine Trenton Urban Renewal, L.L.C. (the "Company") has been duly executed and is being filed by the undersigned authorized person pursuant to 6 Del C. §18-202

1.	The Certificate of Formation of the Company is hereby amended by deleting Section Second thereof in its entirety, and by substituting in lieu thereof a new Section Second:

"Second: The address of the registered office of Brandywine Trenton Urban Renewal, L.L.C. in the State of Delaware, County of New Castle is c/o PHS Corporate Services, Inc., 1201 Market Street, Suite 1600, Wilmington, Delaware 19801."

          IN WTTNESS WHEREOF, the undersigned authorized person has duly executed this Certificate of Amendment to Certificate of Formation as of February 29, 2000.

/s/ Jacqueline Y. Eastridge
Jacqueline Y. Eastridge, Authorized Person

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION

OF

BRANDYWINE TRENTON URBAN RENEWAL, L.L.C.

(Pursuant to 6 Del. C. Sec. 18-202)

          It is hereby certified that:

          1.   The name of the limited liability company (hereinafter called the "limited liability company") is Brandywine Trenton Urban Renewal, L.L.C.

          2.   The certificate of formation of the limited liability company is hereby amended by deleting Exhibit A to the Certificate of Amendment to the Certificate of Formation dated March 24, 1999.

Executed on: May 2, 2002

BRANDYWINE TRENTON URBAN RENEWAL, L.L.C.

BY:

Name:	Brad A. Molotsky
Title:	Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:40 PM 05/07/2002 020290760 - 2868279